UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 21, 2010
Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor
18 Queen Street, Hamilton HM JX Bermuda	N/A

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On December 21, 2010, Clarendon Holdings, Inc. (“Holdings”), an indirect wholly-owned subsidiary of Enstar Group Limited (the “Company”), entered into a definitive agreement for the purchase of Clarendon National Insurance Company from Clarendon Insurance Group, Inc. (“Seller”), an affiliate of Hannover Re (“Hannover”). The purchase price is approximately $200 million and is subject to adjustment based upon the consolidated surplus of the acquired company as of December 31, 2010. The purchase price is expected to be financed in part by a bank loan facility to be finalized before closing and in part from cash on hand.
     Hannover Finance, Inc., an affiliate of Hannover, is a party to the acquisition agreement and has guaranteed the performance by Seller of its obligations thereunder. Similarly, the Company is a party to the acquisition agreement and has guaranteed the performance by Holdings of its obligations thereunder.
     Completion of the transaction is conditioned on, among other things, regulatory approval and satisfaction of various customary closing conditions. The transaction is expected to close in the second quarter of 2011.

*	*	*
     This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. In particular, Enstar may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to the failure to obtain governmental and regulatory approvals or to satisfy other closing conditions. Other important risk factors regarding Enstar may be found under the heading “Risk Factors” in Enstar’s Form 10-K for the year ended December 31, 2009, and are incorporated herein by reference. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press Release issued by Enstar Group Limited, dated December 22, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENSTAR GROUP LIMITED
Date: December 28, 2010	By:	/s/ Richard J. Harris
Richard J. Harris
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release issued by Enstar Group Limited, dated December 22, 2010.